UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2022 (March 19, 2021)

Golden Arrow Merger Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)

10 E. 53rd Street, 13th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-2214
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	GAMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GAMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GAMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Golden Arrow Merger Corp. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K (the “8-K/A”), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2021 (the “Original 8-K”), to amend and restate the Company’s audited balance sheet as of March 19, 2021 and accompanying footnotes which were filed as an exhibit to the Original 8-K (the “IPO Balance Sheet”).

The IPO Balance Sheet is being restated (i) to account for the Company’s outstanding public warrants and private warrants as derivative liabilities instead of components of equity and (ii) to reclassify all of the Company’s redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), as temporary equity in accordance with Accounting Standards Codification (“ASC”) 480-10-S99.

Background of the Restatement

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheets as opposed to equity. Upon their issuance in March 2021, the Company’s public warrants and private warrants were accounted for as equity in the IPO Balance Sheet as opposed to liabilities, based on the Company’s application of ASC 815-40. The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of specific provisions in its warrant agreement and the Company’s application of ASC 815-40 to those agreements. After discussion and evaluation, including with the audit committee of the Company’s board of directors, management concluded that the public warrants and private warrants should be presented as liabilities with subsequent fair value remeasurement.

Subsequently, on December 7, 2021, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management, that the Company’s IPO Balance Sheet should no longer be relied upon and should be restated to report all Public Shares as temporary equity to align with ASC 480-10-S99. The Company had previously classified a portion of its Public Shares as permanent equity.

The correction of the aforementioned (i) classification of the public warrants and private warrants as liabilities instead of components of equity and (ii) classification of the Public Shares as temporary equity are both reflected in the restated IPO Balance Sheet attached as Exhibit 99.1 to this 8-K/A.

As a result of the restatement, the Company’s management concluded that there was a material weakness in the Company’s internal control over financial reporting at the time the abovementioned financial statement was issued and that its disclosure controls and procedures were not effective. For a discussion of management’s consideration of our disclosure controls and procedures, internal control over financial reporting, the material weakness identified, as well as the remediation measures that management has implemented, see Amendment No. 1 to our quarterly report on Form 10-Q, filed with the SEC on February 17, 2022. The above changes do not have any impact on the Company’s cash position and cash held in the trust account established in connection with its initial public offering.

Except as described above, this 8-K/A does not amend, update or change any other disclosures in the Original 8-K. In addition, the information contained in this 8-K/A does not reflect events occurring after the filing of the Original 8-K and does not modify or update the disclosures therein, except as specifically identified above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet as of March 19, 2021 (As Restated)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Arrow Merger Corp.

By:	/s/ Timothy Babich
	Name:	Timothy Babich
	Title:	Chief Executive Officer

Date: March 30, 2022

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